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                             POWER OF ATTORNEY

We, the undersigned, hereby severally constitute and appoint Richard M. Reilly, J. Kendall Huber, Joseph W. MacDougall, Jr., John J. Danello and Sheila B. St. Hilaire, and each of them singly, our true and lawful attorneys, with full power to them and each of them, to sign for us, and in our names and in any and all capacities, any and all Registration Statements and all amendments thereto, including post-effective amendments, with respect to the Separate Accounts supporting variable life and variable annuity contracts issued by Allmerica Financial Life Insurance and Annuity Company, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with any other regulatory agency or state authority that may so require, granting unto said attorneys and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purpos

SIGNATURE                                 TITLE                                 DATE

/s/ John F. O'Brien
-----------------------------             Director and Chairman                 12/06/2001
John F. O'Brien                           of the Board


/s/ Bruce C. Anderson
-----------------------------             Director and Vice President           12/06/2001
Bruce C. Anderson


/s/ Mark R. Colborn
-----------------------------             Director and Vice President           12/06/2001
Mark R. Colborn


/s/ John P. Kavanaugh
-----------------------------             Director, Vice President and          12/06/2001
John P. Kavanaugh                         Chief Investment Officer


/s/ J. Kendall Huber
-----------------------------             Director, Vice President and          12/06/2001
J. Kendall Huber                          General Counsel


/s/ Mark A. Hug
-----------------------------             Director and President                12/06/2001
Mark A. Hug


/s/ Edward J. Parry, III
-----------------------------             Director, Vice President and          12/06/2001
Edward J. Parry, III                      Chief Financial Officer


/s/ Richard M. Reilly
-----------------------------             Director, President and               12/06/2001
Richard M. Reilly                         Chief Executive Officer


/s/ Robert P. Restrepo, Jr.
-----------------------------             Director                              12/06/2001
Robert P. Restrepo, Jr.


/s/ Gregory D. Tranter
-----------------------------             Director, Vice President and          12/06/2001
Gregory D. Tranter                        Chief Information Officer